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PRESS RELEASE                                              FOR IMMEDIATE RELEASE
                                                      Contact:  John G. Robinson
                                                       Telephone: (724) 684-6800

                         FEDFIRST FINANCIAL CORPORATION
                        ANNOUNCES SECOND QUARTER RESULTS


      MONESSEN, PA-- July 31, 2007- FedFirst Financial Corporation (NASDAQ
Capital: FFCO; the "Company"), the parent company of First Federal Savings Bank, today announced a net loss of $58,000 for the quarter ended June 30, 2007 compared to net income of $150,000 for the quarter ended June 30, 2006. Basic and diluted earnings per share were $(0.01) for the quarter ended June 30, 2007 compared to $0.02 for the quarter ended June 30, 2006. Year-to-date, the Company will report a net loss of $1.0 million ($(0.16) per share basic and diluted), compared to net income of $388,000 ($0.06 per share, basic and diluted), for the same period in the prior year. Year-to-date results for 2007 include the effects of the previously disclosed restructuring of the investment portfolio. Mr. Robinson, President and Chief Executive Officer of the Company, stated, "We continue to strive towards building a solid foundation of infrastructure which includes personnel, products and services, and expansion into new markets that are expected to provide greater opportunity to improve earnings."

SECOND QUARTER RESULTS
----------------------

      Net interest income for the quarter ended June 30, 2007 increased $53,000 to $1.7 million. Interest rate spread and net interest margin were 1.97% and 2.55% for the quarter ended June 30, 2007 compared to 2.02% and 2.52% for the quarter ended June 30, 2006, respectively. The current interest rate environment has narrowed the available spreads, resulting in only modest increases in net interest income.

      Noninterest income decreased $26,000 to $516,000 for the quarter ended June 30, 2007 compared to $542,000 for the quarter ended June 30, 2006. In the prior period, the Company recognized income related to the sales of a real estate owned asset and the majority of the student loan portfolio.

      Noninterest expense increased $297,000 to $2.2 million for the quarter ended June 30, 2007 compared to $1.9 million for the quarter ended June 30, 2006. The increase is primarily related to compensation and benefits. The Company hired key personnel to compliment existing staff and strengthen our retail operations sales force in connection with the openings of the Peters Township office in July 2006 and Washington office in June 2007. Additionally, the current quarter includes expense related to awards under the 2006 Equity Incentive Plan which were granted in August 2006.

YEAR TO DATE RESULTS
--------------------

      Net interest income for the six months ended June 30, 2007 increased $28,000 to $3.2 million. Net interest spread and net interest margin were 1.84% and 2.40%, respectively for the six months ended June 30, 2007 compared to 1.98% and 2.45%, respectively for the six months ended June 30, 2006.


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      Noninterest income decreased $1.4 million to $(134,000) for the six months ended June 30, 2007 compared to $1.3 million for the same period in 2006. The decrease was attributable to a $1.4 million loss recorded as a result of the securities restructuring which was completed in April 2007. The Company sold $40.8 million of securities at an average yield of 4.08% and from the proceeds purchased $30.8 million of securities yielding 5.44%. The remaining $10.0 million was utilized to pay maturing short term Federal Home Loan Bank borrowings.

      Noninterest expense increased $679,000 to $4.4 million for the six months ended June 30, 2007 compared to $3.7 million for the same period in 2006. The increase is primarily related to compensation and benefits. The Company hired key personnel to compliment existing staff and strengthen our retail operations sales force in connection with the openings of the Peters Township office in July 2006 and Washington office in June 2007. Additionally, the current period includes expense related to awards under the 2006 Equity Incentive Plan which were granted in August 2006.

      Total assets were $273.5 million at June 30, 2007 compared to $283.5 million at December 31, 2006. The decrease in total assets was primarily attributable to the securities restructuring, which was offset by loan growth in commercial real estate, commercial business and home equity loans funded from securities and deposits cash flows.

      FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating nine full-service branch locations in southwestern Pennsylvania. First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary. Financial highlights of the Company are attached.

                                         * * * * *
      Statements contained in this news release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates and our ability to control costs and expenses and other factors that may be described in the Company's annual report on Form 10-KSB and in its other reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.


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                         FEDFIRST FINANCIAL CORPORATION
                         SELECTED FINANCIAL INFORMATION


(In thousands, except share and per share data)               JUNE 30,        DECEMBER 31,
                                                                2007              2006
                                                            ------------      ------------
SELECTED FINANCIAL CONDITION DATA:
----------------------------------
Total assets                                                 $ 273,495         $ 283,517
Cash and cash equivalents                                        4,890             4,432
Securities available-for-sale                                   68,154            83,045
Loans receivable, net                                          179,460           174,718
Deposits                                                       154,057           143,495
Borrowings                                                      69,930            89,323
Equity                                                       $  45,137         $  46,346




                                                             THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                   JUNE 30,                        JUNE 30,
                                                            2007             2006          2007             2006
                                                        ----------       ----------     ----------       ----------
SELECTED OPERATIONS DATA:
-------------------------
Total interest income                                   $    3,708       $    3,400     $    7,346       $    6,722
Total interest expense                                       2,058            1,803          4,182            3,586
                                                        ----------       ----------     ----------       ----------
Net interest income                                          1,650            1,597          3,164            3,136
Provision for loan losses                                       30               20             75               40
                                                        ----------       ----------     ----------       ----------
Net interest income after provision for loan losses          1,620            1,577          3,089            3,096
Noninterest income                                             516              542           (134)           1,267
Noninterest expense                                          2,205            1,908          4,419            3,740
Minority interest in net income of
  consolidated subsidiary                                        7                6             38               37
                                                        ----------       ----------     ----------       ----------
(Loss) income before income tax (benefit) expense              (76)             205         (1,502)             586
Income tax (benefit) expense                                   (18)              55           (475)             198
                                                        ----------       ----------     ----------       ----------
Net (loss) income                                       $      (58)      $      150     $   (1,027)      $      388
                                                        ==========       ==========     ==========       ==========
Earnings per share - basic and diluted                  $    (0.01)      $     0.02     $    (0.16)      $     0.06
Weighted average shares outstanding - basic              6,444,010        6,377,051      6,414,977        6,374,891
Weighted average shares outstanding - diluted            6,448,038        6,377,051      6,419,483        6,374,891





                                                             THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                   JUNE 30,                        JUNE 30,
                                                            2007             2006          2007             2006
                                                        ----------       ----------     ----------       ----------
SELECTED FINANCIAL RATIOS(1):
-----------------------------
Return on average assets                                 (0.08) %           0.22 %        (0.73) %          0.29 %
Return on average equity                                 (0.51)             1.32          (4.45)            1.71
Average interest-earning assets to average
  interest-bearing liabilities                          118.08            117.43         117.80           116.99
Average equity to average assets                         16.60             16.94          16.44            16.77
Interest rate spread                                      1.97              2.02           1.84             1.98
Net interest margin                                       2.55              2.52           2.40             2.45



                                                                 PERIOD ENDED
                                                          JUNE 30,        DECEMBER 31,
                                                            2007             2006
                                                        ------------      ------------

Allowance for loan losses to total loans                   0.52%             0.49%
Allowance for loan losses to nonperforming loans         145.67            112.91
Nonperforming loans to total loans                         0.36             0.43




(1) Three and six months ended ratios are calculated on an annualized basis.

NOTE:
Certain items previously reported may have been reclassified to conform with the current reporting period's format.